Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:

Investors

Bob Okunski

408-240-5447

bokunski@8point3energypartners.com

Media

Natalie Wymer

408-457-2348

nwymer@8point3energypartners.com

8point3 Energy Partners Reports Third Quarter 2016 Results

Announced Agreement to Acquire SunPower’s 49 percent Minority Stake in 102-MW Henrietta Project

Increased Third Quarter Distribution by 3.5 percent over Second Quarter

SAN JOSE, Calif., Sept. 20, 2016 – 8point3 Energy Partners LP (NASDAQ: CAFD) today announced financial results for its third fiscal quarter ended August 31, 2016.

•	Exceeds Q3 2016 revenue, net income, Adjusted EBITDA and cash available for distribution (“CAFD”) guidance
•	Announced agreement to acquire 49 percent interest in 102-MW Henrietta solar project
•	Declared Q3 2016 distribution of $0.2406 per share, an increase of 3.5 percent over the Q2 2016 distribution
•	Forecasts Q4 2016 distribution of $0.2490 per share, an increase of 3.5 percent compared to the Q3 2016 distribution

For the third quarter of fiscal 2016, 8point3 Energy Partners reported revenue of $26.1 million, net income of $15.9 million, Adjusted EBITDA of $32.9 million and CAFD of $24.1 million.

"Our strong results reflect the benefits of our stable and diversified solar project portfolio as we exceeded our financial targets for the third quarter,” said Chuck Boynton, 8point3 Energy Partners CEO. “As of the end of August, our portfolio consisted of interests in 530-MW of U.S. solar generating assets.”

“Additionally, as we announced today, we have signed an agreement to acquire SunPower’s 49 percent minority interest in its 102-MW Henrietta project for $134 million in cash. The project is expected to generate approximately $10.9 million in annual cash distributions and has a 20 year contract life. The project was constructed utilizing SunPower’s fully integrated Oasis® Power Plant system that is engineered to rapidly and cost-effectively deploy utility-scale solar projects while optimizing land use.”

The Henrietta transaction is subject to a financing condition and other customary closing conditions and is expected to close on or about September 30, 2016. The partnership expects to fund the acquisition through some combination of cash on hand, borrowings under its existing credit facility and the issuance of additional equity.

The partnership also announced that a banking group has committed to funding a $250 million increase to its existing credit facility, including a combined $150 million from Bank of America Merrill Lynch and Wells Fargo, who are new to the partnership’s bank group. The closing of this financing is contingent on the parties entering into definitive documentation as well as other matters.

In addition, the Board of Directors of the partnership’s general partner declared a cash distribution for its Class A shares of $0.2406 per share for the third quarter. The third quarter distribution will be paid on October 14, 2016 to shareholders of record as of October 3, 2016.

As of August 31, 2016, 8point3 Energy Partners had total liquidity of more than $131 million comprised of $30 million in cash on its balance sheet and $101 million available on its five-year revolving credit facility. The partnership’s liquidity position excludes the potential increase of up to $250 million pursuant to the exercise of the previously mentioned accordion feature in its existing credit facility.

"We were pleased with our third quarter performance as we exceeded our financial targets in addition to raising our quarterly shareholder distribution by 3.5 percent,” said Bryan Schumaker, 8point3 Energy Partners chief financial officer.  “With closing of our $250 million accordion credit facility, we will be well positioned to acquire additional projects as well as have sufficient resources to fund future growth.”

Guidance

The partnership’s fourth quarter 2016 guidance is as follows:  revenue of $13.5 million to $14.5 million, net loss of ($1.0) million to breakeven, Adjusted EBITDA of $17.0 million to $18.0 million, CAFD of $22.0 million to $24.0 million and a distribution per share of $0.2490, a forecasted increase of 3.5 percent compared to the Q3 2016 distribution.

As a result of its third quarter 2016 results, the partnership is updating its 2016 guidance.  It now expects revenue of $60.2 million to $61.3 million, net income of $7.7 million to $8.7 million, Adjusted EBITDA of $75 million to $76 million and CAFD of $74.8 million to $76.8 million. The partnership’s fiscal year CAFD guidance includes approximately $9.0 million in network upgrade reimbursements currently expected to be received in the fourth quarter of 2016 per the partnership’s existing interconnection agreement with a utility.

About 8point3 Energy Partners

8point3 Energy Partners LP (NASDAQ: CAFD) is a growth-oriented limited partnership formed by First Solar, Inc. and SunPower Corporation to own, operate and acquire solar energy generation projects. 8point3 Energy Partners’ primary objective is to generate predictable cash distributions that grow at a sustainable rate. The partnership owns interests in projects in the United States that generate long-term contracted cash flows and serve utility, commercial and residential customers.  For more information about 8point3 Energy Partners, please visit: www.8point3energypartners.com.

For 8point3 Energy Partners Investors

This press release includes various “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. Forward-looking statements are statements of future expectations that are based on management’s current expectations and assumptions and involve known and unknown risks and uncertainties that could cause actual results, performance or events to differ materially from those expressed or implied in these statements. Forward-looking statements include, among other things, statements expressing management’s expectations, beliefs, estimates, forecasts, projections and assumptions. You can identify our forward-looking statements by words such as “anticipate”, “believe”, “estimate”, “expect”, “forecast”, “goals”, “objectives”, “outlook”, “intend”, “plan”, “predict”, “project”, “risks”, “schedule”, “seek”, “target”, “could”, “may”, “will”, “should” or “would” or other similar expressions that convey the uncertainty of future events or outcomes. In accordance with “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, these statements are accompanied by cautionary language identifying important factors, though not necessarily all such factors, which could cause future outcomes to differ materially from those set forth in forward-looking statements. In particular, expressed or implied statements concerning the expectations of plans, strategies, objectives and growth and anticipated financial and operational performance of the partnership and its subsidiaries, including guidance regarding the partnership’s revenue, Adjusted EBITDA, cash available for distribution and distributions, other future actions, conditions or events such as the projected commercial operation dates of projects, future operating results or the ability to generate sales, income or cash flow or to make distributions are forward-looking statements. Forward-looking statements are not guarantees of performance. They involve risks, uncertainties and assumptions. Future actions, conditions or events and future results of operations may differ materially from those expressed in these forward-looking statements. Forward-looking statements speak only as of the date of this press release, September 20, 2016, and we disclaim any obligation to update such statements for any reason, except as required by law. All forward-looking statements contained in this press release are expressly qualified in their entirety by the cautionary statements contained or referred to in this paragraph. Many of the factors that will determine these results are beyond our ability to control or predict. These factors include the risk factors described under “Risk Factors” in the partnership’s Transition Report on Form 10-K for the transition period from December 28, 2014 to November 30, 2015, filed with the Securities and Exchange Commission on January 28, 2016. If any of those risks occur, it could cause our actual results to differ materially from those contained in any forward-looking statement. Because of these risks and uncertainties, you should not place undue reliance on any forward-looking statement.

Non-GAAP Financial Information

This earnings release includes certain financial measures that are not defined under U.S. generally accepted accounting principles (GAAP), including Adjusted EBITDA and cash available for distribution. Such non-GAAP financial measures should be considered only as supplemental to, and not as superior to, financial measures prepared in accordance with GAAP. We reconcile these non-GAAP financial measures to the most directly comparable financial measure prepared in accordance with GAAP in the tables that accompany this release. In the introduction to such reconciliation tables that accompany this release, we disclose the reasons why we believe our use of the non-GAAP financial measures in this release provides useful information. Please read “Non-GAAP Financial Measures” below for further details on our use of non-GAAP financial measures.

8point3 Energy Partners LP

Condensed Consolidated Balance Sheets

(In thousands, except share data)

(Unaudited)

	August 31,	November 30,
	2016	2015
Assets
Current assets:
Cash and cash equivalents	$29,890	$56,781
Accounts receivable and short-term financing receivables, net	10,411	4,289
Prepaid and other current assets[1]	14,453	8,033
Total current assets	54,754	69,103
Property and equipment, net	693,783	486,942
Long-term financing receivables, net	80,823	83,376
Investments in unconsolidated affiliates	349,791	352,070
Other long-term assets	24,823	26,142
Total assets	$1,203,974	$1,017,633
Liabilities and Equity
Current liabilities:
Accounts payable and other current liabilities[1]	$21,358	$2,612
Short-term debt and financing obligations	1,964	1,964
Deferred revenue, current portion	1,097	489
Total current liabilities	24,419	5,065
Long-term debt and financing obligations	362,657	297,206
Deferred revenue, net of current portion	608	746
Other long-term liabilities	39,729	22,483
Total liabilities	427,413	325,500
Redeemable noncontrolling interests	17,624	89,747
Equity:
Class A shares, 20,018,276 and 20,007,281 issued and outstanding as of August 31, 2016 and November 30, 2015, respectively	392,916	392,748
Class B shares, 51,000,000 issued and outstanding as of August 31, 2016 and November 30, 2015	—	—
Accumulated earnings	25,016	15,580
Total shareholders' equity attributable to 8point3 Energy Partners LP	417,932	408,328
Noncontrolling interests	341,005	194,058
Total equity	758,937	602,386
Total liabilities and equity	$1,203,974	$1,017,633
[1]

The Partnership has related-party balances for transactions made with the Sponsors. Related-party balances recorded within “Prepaid and other current assets” in the unaudited condensed consolidated balance sheets were $1.1 million and $0.9 million as of August 31, 2016 and November 30, 2015, respectively. Related-party balances recorded within “Accounts payable and other current liabilities” in the unaudited condensed consolidated balance sheets were $17.6 million and $0.2 million as of August 31, 2016 and November 30, 2015, respectively.

8point3 Energy Partners LP

Condensed Consolidated Statements of Operations

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Nine Months Ended	Eight Months Ended
	August 31,	August 31,	August 31,	August 31,
	2016	2015	2016	2015
Revenues:
Operating revenues[1]	$26,116	$3,076	$46,735	$6,629
Total revenues	26,116	3,076	46,735	6,629
Operating costs and expenses[1]:
Cost of operations	1,928	73	4,953	2,389
Cost of operations—SunPower, prior to IPO	—	59	—	468
Selling, general and administrative	1,804	2,483	5,096	9,055
Depreciation, amortization and accretion	6,311	1,172	16,325	2,374
Acquisition-related transaction costs	599	—	2,261	—
Total operating costs and expenses	10,642	3,787	28,635	14,286
Operating income (loss)	15,474	(711)	18,100	(7,657)
Other expense (income):
Interest expense	3,199	201	9,123	1,646
Interest income	(296)	(228)	(909)	(1,223)
Other expense (income)	(291)	3,443	(551)	12,695
Total other expense, net	2,612	3,416	7,663	13,118
Income (loss) before income taxes	12,862	(4,127)	10,437	(20,775)
Income tax provision	(5,063)	(701)	(15,281)	(707)
Equity in earnings of unconsolidated investees	8,075	6,115	13,504	6,115
Net income (loss)	15,874	1,287	8,660	(15,367)
Less: Predecessor loss prior to IPO on June 24, 2015	—	(3,441)	—	(20,095)
Net income subsequent to IPO	15,874	4,728	8,660	4,728
Less: Net income (loss) attributable to noncontrolling interests and redeemable noncontrolling interests	8,281	3,695	(14,263)	3,695
Net income attributable to 8point3 Energy Partners LP Class A shares	$7,593	$1,033	$22,923	$1,033
Net income per Class A share:
Basic	$0.38	$0.05	$1.15	$0.05
Diluted	$0.38	$0.05	$1.15	$0.05
Distributions per Class A share:	$0.23	$—	$0.67	$—
Weighted average number of Class A shares:
Basic	20,015	20,002	20,011	20,002
Diluted	35,515	34,415	35,511	34,415
[1]

The Partnership has related-party activities for transactions made with the Sponsors. Related party transactions recorded within “Operating revenues” in the unaudited condensed consolidated statement of operations were $1.3 million and $3.9 million for the three and nine months ended August 31, 2016, respectively, and $1.0 million for the three and eight months ended August 31, 2015. Related party transactions recorded within “Operating costs and expenses” in the unaudited condensed consolidated statement of operations were $1.9 million and $5.0 million for the three and nine months ended August 31, 2016, respectively, and $0.4 million and $0.8 million for the three and eight months ended August 31, 2015, respectively.

8point3 Energy Partners LP

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Nine Months Ended	Eight Months Ended
	August 31,	August 31,
	2016	2015
Cash flows from operating activities:
Net income (loss)	$8,660	$(15,367)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation, amortization and accretion	16,325	2,374
Loss on cash flow hedges	—	3,242
Unrealized loss (gain) on interest rate swap	(536)	770
Interest expense on financing obligation	—	1,193
Loss on termination of financing obligation	—	6,478
Reserve for rebates receivable	—	1,338
Distributions from unconsolidated investees	15,130	—
Equity in earnings of unconsolidated investees	(13,504)	(6,115)
Deferred income taxes	15,281	695
Share-based compensation	168	56
Amortization of debt issuance costs	442	—
Changes in allowance for doubtful accounts	270	—
Changes in operating assets and liabilities:
Accounts receivable and financing receivable, net	(4,290)	99
Cash grants receivable	—	146
Rebates receivable	—	(121)
Solar power systems to be leased under sales type leases	—	160
Prepaid and other current assets	(1,398)	(4,232)
Deferred revenue	467	426
Accounts payable and other current liabilities	806	1,564
Net cash provided by (used in) operating activities	37,821	(7,294)
Cash flows from investing activities:
Cash provided by (used in) purchases of property and equipment	1,415	(225,225)
Cash paid for acquisitions	(124,326)	—
Distributions from unconsolidated investees	653	4,672
Net cash used in investing activities	(122,258)	(220,553)
Cash flows from financing activities:
Proceeds from issuance of Class A shares, net of issuance costs	(201)	393,750
Proceeds from issuance of bank loans, net of issuance costs	64,991	461,192
Repayment of bank loans	—	(264,143)
Capital contributions from SunPower	9,973	337,794
Cash distribution to SunPower at IPO	—	(371,527)
Cash distribution to SunPower for the remaining purchase price payments of initial projects	—	(5,993)
Cash distribution to First Solar at IPO	—	(283,697)
Capital distribution to SunPower	—	(3,162)
Cash distribution to Class A members	(13,487)	—
Cash contributions from noncontrolling interests and redeemable noncontrolling interests - tax equity investors	372	7,031
Cash distributions to noncontrolling interests and redeemable noncontrolling interests - tax equity investors	(4,102)	—
Net cash provided by financing activities	57,546	271,245
Net increase (decrease) in cash and cash equivalents	(26,891)	43,398
Cash and cash equivalents, beginning of period	56,781	—
Cash and cash equivalents, end of period	$29,890	$43,398
Noncash transactions:
Assignment of financing receivables to a third-party financial institution	$—	$1,279
Property and equipment acquisitions funded by liabilities	17,410	—
Predecessor liabilities assumed by SunPower	—	48,588
Issuance by OpCo of OpCo common units, subordinated units and IDR for acquisition of interests in First Solar Project Entities	—	408,820
Settlement of related party payable by capital contribution from tax equity investor	46,837	—
Accrued distributions to noncontrolling interests and redeemable noncontrolling interests - tax equity investors	795	—

Non-GAAP Financial Measures

Our management uses a variety of financial metrics to analyze our performance. The key financial metrics we evaluate are Adjusted EBITDA and cash available for distribution.

Adjusted EBITDA.  We define Adjusted EBITDA as net income (loss) plus interest expense, net of interest income, income tax provision, depreciation, amortization and accretion, including our proportionate share of net interest expense, income taxes and depreciation, amortization and accretion from our unconsolidated affiliates that are accounted for under the equity method, and share-based compensation and transaction costs incurred for our acquisitions of projects; and excluding the effect of certain other non-cash or non-recurring items that we do not consider to be indicative of our ongoing operating performance such as, but not limited to, mark to market adjustments to the fair value of derivatives related to our interest rate hedges. Adjusted EBITDA is a non-U.S. GAAP financial measure. This measurement is not recognized in accordance with U.S. GAAP and should not be viewed as an alternative to U.S. GAAP measures of performance. The U.S. GAAP measure most directly comparable to Adjusted EBITDA is net income (loss). The presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items.

We believe Adjusted EBITDA is useful to investors in evaluating our operating performance because securities analysts and other interested parties use such calculations as a measure of financial performance and borrowers’ ability to service debt. In addition, Adjusted EBITDA is used by our management for internal planning purposes including certain aspects of our consolidated operating budget and capital expenditures. It is also used by investors to assess the ability of our assets to generate sufficient cash flows to make distributions to our Class A shareholders.

However, Adjusted EBITDA has limitations as an analytical tool because it does not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments, does not reflect changes in, or cash requirements for, working capital, does not reflect significant interest expense or the cash requirements necessary to service interest or principal payments on our outstanding debt or cash distributions on tax equity, does not reflect payments made or future requirements for income taxes, and excludes the effect of certain other cash flow items, all of which could have a material effect on our financial condition and results of operations. Adjusted EBITDA is a non-U.S. GAAP measure and should not be considered an alternative to net income (loss) or any other performance measure determined in accordance with U.S. GAAP, nor is it indicative of funds available to fund our cash needs. In addition, our calculations of Adjusted EBITDA are not necessarily comparable to EBITDA as calculated by other companies. Investors should not rely on these measures as a substitute for any U.S. GAAP measure, including net income (loss).

Cash Available for Distribution.    We use cash available for distribution, which we define as Adjusted EBITDA less equity in earnings of unconsolidated affiliates, cash interest paid, cash income taxes paid, maintenance capital expenditures, cash distributions to noncontrolling interests and principal amortization of indebtedness plus cash distributions from unconsolidated affiliates, test electricity generation and cash proceeds from sales-type residential leases. Our cash flow is generated from distributions we receive from OpCo each quarter. OpCo’s cash flow is generated primarily from distributions from the Project Entities. As a result, our ability to make distributions to our Class A shareholders depends primarily on the ability of the Project Entities to make cash distributions to OpCo and the ability of OpCo to make cash distributions to its unitholders.

We believe cash available for distribution is useful to investors in evaluating our operating performance because securities analysts and other interested parties use such calculations as a measure of our ability to make our distribution. In addition, cash available for distribution is used by our management team for determining future acquisitions and managing our growth. The U.S. GAAP measure most directly comparable to cash available for distribution is net income (loss).

However, cash available for distribution has limitations as an analytical tool because it does not capture the level of capital expenditures necessary to maintain the operating performance of our projects, does not include changes in operating assets and liabilities and excludes the effect of certain other cash flow items, all of which could have a material effect on our financial condition and results from operations. Cash available for distribution is a non-U.S. GAAP measure and should not be considered an alternative to net income (loss) or any other performance measure determined in accordance with U.S. GAAP, nor is it indicative of funds available to fund our cash needs. In addition, our calculations of cash available for distribution are not necessarily comparable to cash available for distribution as calculated by other companies. Investors should not rely on these measures as a substitute for any U.S. GAAP measure, including net income (loss).

The following tables present reconciliations of net income (loss) to Adjusted EBITDA and cash available for distribution for the three months ended August 31, 2016, May 31, 2016, and August 31, 2015, the nine months ended August 31, 2016, the eight months ended August 31, 2015, and for the three months ending and the twelve months ending November 30, 2016:

8point3 Energy Partners LP

Reconciliation of Net Income to Adjusted EBITDA and Cash Available for Distribution (CAFD)

(Unaudited)

	Three Months Ended			Nine Months Ended	Eight Months Ended
	August 31,	May 31,	August 31,	August 31,	August 31,
(in thousands)	2016	2016	2015	2016	2015
Net income (loss)	$15,874	$(161)	$1,287	$8,660	$(15,367)
Add (Less):
Interest expense, net of interest income	2,903	2,715	(27)	8,206	423
Income tax provision	5,063	6,681	701	15,281	707
Depreciation, amortization and accretion	6,311	5,388	1,172	16,325	2,374
Share-based compensation	56	56	56	168	56
Acquisition-related transaction costs (1)	599	829	—	2,261	—
Selling, general and administrative (2)	—	—	973	—	6,372
Loss on cash flow hedges related to Quinto interest rate swaps	—	—	2,673	—	5,448
Loss on termination of residential financing obligations	—	—	—	—	6,477
Unrealized gain on derivatives (3)	(285)	(325)	770	(536)	770
Add proportionate share from equity method investments (4)
Interest expense, net of interest income	(54)	(53)	(21)	(149)	(21)
Depreciation, amortization and accretion	2,397	2,234	2,160	7,683	2,160
Adjusted EBITDA	$32,864	$17,364	$9,744	$57,899	$9,399
Less:
Equity in earnings of unconsolidated affiliates, net with (4) above (5)	(10,418)	(7,205)	(8,254)	(21,038)	(8,254)
Cash interest paid (6)	(3,278)	(3,110)	(1,715)	(9,176)	(1,715)
Cash distributions to non-controlling interests	(2,826)	(420)	—	(3,730)	—
Add:
Cash distributions from unconsolidated affiliates (7)	7,018	2,633	4,672	16,075	4,672
State and local rebates (8)	—	—	—	299	—
Cash proceeds from sales-type residential leases (9)	630	630	744	1,901	1,976
Indemnity payment from Sponsors (10)	64	—	—	10,037	—
Test electricity generation (11)	—	421	1,556	421	1,556
Cash available for distribution	$24,054	$10,313	$6,747	$52,688	$7,634

(1)	Represents acquisition-related financial advisory, legal and accounting fees associated with ROFO Project interests purchased and expected to be purchased by us in the future.
(2)	Represents the allocation of the Predecessor’s corporate overhead in selling, general and administrative expenses.
(3)	Represents the changes in fair value of interest rate swaps that were not designated as cash flow hedges.
(4)	Represents our proportionate share of net interest expense, depreciation, amortization and accretion from our unconsolidated affiliates that are accounted for under the equity method.
(5)

Equity in earnings of unconsolidated affiliates represents the earnings from the Solar Gen 2 Project, the North Star Project and the Lost Hills Blackwell Project and is included on our unaudited condensed consolidated statements of operations.

(6)

Represents cash interest payments related to our term loan and revolving credit facilities post-IPO. The interest payments for the Quinto Credit Facility on the Predecessor’s combined carve-out financial statements were excluded as they were funded by one of our Sponsors.

(7)

Cash distributions from unconsolidated affiliates represent the cash received by OpCo with respect to its 49% interest in the Solar Gen 2 Project, the North Star Project and the Lost Hills Blackwell Project.

(8)

State and local rebates represent cash received from state or local governments for owning certain solar power systems. The receipt of state and local rebates is accounted for as a reduction in the asset carrying value rather than operating revenue.

(9)

Cash proceeds from sales-type residential leases, net, represent gross rental cash receipts for sales-type leases, less sales-type revenue and lease interest income that is already reflected in net income (loss) during the period. The corresponding revenue for such leases was recognized in the period in which such lease was placed in service, rather than in the period in which the rental payment was received, due to the characterization of these leases under U.S. GAAP.

(10)	Represents indemnity payments from Sponsors owed to OpCo in accordance with the Amended and Restated Omnibus Agreement.
(11)

Test electricity generation represents the sale of electricity that was generated prior to COD by the Kingbird Project. Solar systems may begin generating electricity prior to COD as a result of the installation and interconnection of individual solar modules, which occurs over time during the construction and commission period. The sale of test electricity generation is accounted for as a reduction in the asset carrying value rather than operating revenue prior to COD, even though it generates cash for the related Project Entity.

8point3 Energy Partners LP

FY 2016 Q4 Guidance

Reconciliation of Net Income to Adjusted EBITDA and Cash Available for Distribution (CAFD)

(in millions)	Low	High
Net loss	$(1.0)	$—
Add (Less):
Interest expense, net of interest income	4.0	4.0
Income tax provision	1.5	1.5
Depreciation, amortization and accretion	7.0	7.0
Acquisition-related transaction costs	1.5	1.5
Add proportionate share from equity method investments (1):
Depreciation, amortization and accretion	4.0	4.0
Adjusted EBITDA	$17.0	$18.0
Less:
Equity in earnings of unconsolidated affiliates, net with (1)	(8.0)	(8.0)
Cash interest paid	(4.0)	(4.0)
Cash distributions to non-controlling interests	(2.5)	(2.5)
Add:
Cash distributions from unconsolidated affiliates (2)	12.5	13.0
Cash proceeds from sales-type residential leases	0.5	0.5
Network upgrade refund	6.5	7.0
Cash available for distribution	$22.0	$24.0

(1)	Represents our proportionate share of net interest expense, depreciation, amortization and accretion from our unconsolidated affiliates that are accounted for under the equity method.
(2)

Cash distributions from unconsolidated affiliates represent the cash received by OpCo with respect to its 49% interest in the Solar Gen 2 Project, the North Star Project and the Lost Hills Blackwell Project. Cash distributions from unconsolidated affiliates includes approximately $2.5 million in network upgrade reimbursements currently expected to be received in the fourth quarter of 2016.

8point3 Energy Partners LP

FY 2016 Guidance

Reconciliation of Net Income to Adjusted EBITDA and Cash Available for Distribution (CAFD)

(in millions)	Low	High
Net income	$7.7	$8.7
Add (Less):
Interest expense, net of interest income	12.2	12.2
Income tax provision	16.8	16.8
Depreciation, amortization and accretion	23.3	23.3
Share-based compensation	0.2	0.2
Acquisition-related transaction costs	3.8	3.8
Unrealized gain on derivatives	(0.5)	(0.5)
Add proportionate share from equity method investments (1):
Depreciation, amortization and accretion	11.5	11.5
Adjusted EBITDA	$75.0	$76.0
Less:
Equity in earnings of unconsolidated affiliates, net with (1)	(29.0)	(29.0)
Cash interest paid	(13.2)	(13.2)
Cash distributions to non-controlling interests	(6.2)	(6.2)
Add:
Cash distributions from unconsolidated affiliates (2)	28.6	29.1
State and local rebates	0.3	0.3
Cash proceeds from sales-type residential leases	2.4	2.4
Indemnity payments from SunPower	10.0	10.0
Test electricity generation	0.4	0.4
Network upgrade refund	6.5	7.0
Cash available for distribution	$74.8	$76.8

(1)	Represents our proportionate share of net interest expense, depreciation, amortization and accretion from our unconsolidated affiliates that are accounted for under the equity method.
(2)

Cash distributions from unconsolidated affiliates represent the cash received by OpCo with respect to its 49% interest in the Solar Gen 2 Project, the North Star Project and the Lost Hills Blackwell Project. Cash distributions from unconsolidated affiliates includes approximately $2.5 million in network upgrade reimbursements currently expected to be received in the fourth quarter of 2016.